Credit Acceptance Corporation
25505 W. Twelve Mile Road
Southfield, Michigan 48034-8339

November 29, 2017

Donald A. Foss 26155 Hawthorne Franklin, MI 48025

Dear Mr. Foss:
Reference is made to the following sentence included in Section 5(c) of the Shareholder Agreement (the “Shareholder Agreement”) dated January 3, 2017 and amended on September 15, 2017 between Credit Acceptance Corporation, a Michigan corporation (the “Company”), and Donald A. Foss (“Shareholder”) (italics added):
“The Shareholder shall cause Holdings to in good faith use its best efforts to deliver to the Company by May 31, 2017 (and, if such delivery is not effected by May 31, 2017, shall cause Holdings to in good faith use its best efforts to effect such delivery as soon as practicable thereafter), and shall in any event cause Holdings to deliver to the Company by November 30, 2017, the audited consolidated balance sheet of Holdings as of December 31, 2016 (including accompanying notes and audit opinion, which opinion shall be prepared by a Designated Accounting Firm (as defined below) and shall state in substance that such balance sheet fairly presents the consolidated financial position of Holdings and is prepared in accordance with U.S. generally accepted accounting principles) (the “2016 Year-End Balance Sheet”).”
The Company and Shareholder agree that the foregoing italicized reference to “November 30, 2017” is hereby changed to “December 15, 2017” and that all other provisions in the Shareholder Agreement remain in full force and effect.
[Signature page follows.]

If you agree with the foregoing, please sign and return a copy of this letter agreement to us, which will constitute our agreement with respect to the subject matter of this letter agreement.
Very truly yours,
CREDIT ACCEPTANCE CORPORATION
By: /s/ Brett A. Roberts
Name: Brett A. Roberts
Title: CEO
CONFIRMED AND AGREED
As of November 29, 2017:
SHAREHOLDER
/s/ Donald A. Foss
Donald A. Foss